Exhibit 10.7

LEASE AGREEMENT

THIS LEASE, dated this 16th day of July, 2020 by and between Global Wells Investment Group LLC, a Texas limited liability company ( the “Landlord”), and Lollicup USA, Inc, a California corporation (the “Tenant”).

W I T N E S S E T H

In consideration of good and valuable consideration and the mutual covenants herein, the parties hereto agree as follows:

1.          Demised Premises. Landlord agrees to lease to Tenant and Tenant agrees to lease from Landlord, upon the terms and conditions hereinafter set forth the approximately 108503 square feet of space (more or less) (hereafter the “Demised Premises”) of that certain building located at 140 Meister Avenue, Branchburg, New Jersey (the "Building").Statements of size include, as relevant, the common areas or proportionate share thereof. The term “Property” shall be used to refer to the tax lot and all improvements thereon. The parties accept any square footage references in this Lease as accurate for reference purposes. If a subsequent measurement shows the space to be a larger or smaller area, the rental shall not be affected thereby.

2.          Approvals. Tenant shall be solely responsible for obtaining any permits and approvals required for the use of the Demised Premises by Tenant.

3.          Improvements. Tenant shall not alter the Demised Premises in any manner without the prior written consent of the Landlord. Locks in or to the Premises may be changed or installed only if (a) the Tenant requests same of the Landlord; (b) the Landlord performs the work at the Tenant’s cost; and (c) Landlord’s master key opens such lock(s).

Any alterations, improvements and additions to which Landlord consents shall be performed in accordance with the following conditions:

(a)        No such alteration, improvement or addition shall be undertaken until Tenant shall at its sole cost and expense procure and pay for all necessary permits, licenses and other authorizations required for the lawful and proper undertaking thereof. Landlord agrees to provide reasonable cooperation in providing appropriate consent(s) or authorization(s) whenever such action is necessary. Tenant shall provide the Landlord copies of all permits, approvals, or licenses within two days of the date same are issued. Tenant shall upon the completion of any alteration, improvement or addition provide the Landlord with copies of all final approvals, certificates of occupancy, and as built plans for all work performed.

(b)        Any such alteration, improvement or addition shall be made promptly and in a good and workmanlike manner and in compliance with all applicable laws, ordinances, orders, rules, regulations and requirements of all Federal, State, and municipal governments and governmental agencies, and in accordance with the applicable orders, rules and regulations of the cognizant fire rating agency or any other body hereafter exercising similar functions.

(c)        Tenant shall maintain, or cause to be maintained, (by all appropriate individuals or entities including any contractors or subcontractors) at Tenant's sole cost and expense, for the mutual benefit of Landlord and Tenant and any mortgagee designated by Landlord, in reasonable amounts and with insurers satisfactory to Landlord, general public liability insurance and workmen's compensation insurance covering all persons employed in connection with such work and with respect to whom death or injury claims could be asserted against Landlord, Tenant, or the Premises.

(d)        All such alterations, improvements, or additions when completed shall be of such a nature as not to reduce or otherwise adversely affect the value of the Premises or any part thereof, to diminish the general utility or change adversely the general character of the Premises or of such a nature as to adversely affect the ability to obtain or cost of insurance for the premises. All alterations, improvements and/or additions, made by Tenant with the exception of Tenant's trade fixtures, shall remain upon the Premises at the expiration or sooner termination of this Lease and shall, at such expiration or sooner termination, become the property of Landlord, provided, however, that Landlord shall have the right, upon the expiration or sooner termination of this Lease, to require Tenant, at Tenant's sole cost and expense to remove any and all such alterations, improvements and/or additions including any of Tenant's trade fixtures and to require Tenant to restore the Premises to their condition prior to the installation of any such alterations, improvements and/or additions.

(e)        Landlord's Permission to an installation or alteration shall not waive Landlord's right to require Tenant to restore such altered portion of the Premises to their original condition unless that waiver is specifically indicated in writing.

(f)        Any request for approval by Tenant shall include, as appropriate, architectural and engineering drawings, reports and any other items requested by Landlord. With regard to structural items, Landlord shall have 45 days from the actual receipt by Landlord to respond to a request for Landlord's consent. If Tenant does not receive a response in such period, the Landlord will be deemed to have not consented to same. Tenant further agrees to pay Landlord's reasonable costs of reviewing any request for approval and inspecting the installation of such improvements including, but not limited to legal, engineering, architectural and other similar costs and fees.

With regard to cosmetic items, Landlord will respond to Tenant within five (5) business days of the receipt by Landlord of a written request for Landlord's consent. In the event a response is not provided to Tenant as to cosmetic items within such five (5) business day period, Landlord will be deemed to have consented to such request.

(g)        Tenant acknowledges that Landlord's rights of approval and inspection herein are for the sole benefit of Landlord and shall not be relied upon by the Tenant as indicative of the propriety or quality of the construction or its conformity to any code or standard.

(h)        Tenant agrees that in the event any inspection by Landlord discloses an unapproved alteration, addition, or improvement, Tenant shall pay Landlords reasonable costs of said inspection, but in no event less that $1,000. The foregoing shall be in addition to all other rights of Landlord under this Lease and available at law

4.          Term. The term (“Term”) of this Lease shall be for an approximately five year period commencing on September 1, 2020 (the “Commencement Date”) and continuing through the last day for the sixtieth (60th) full month thereafter (the “Expiration Date”) subject to renewal as set forth in Section 4.1 below. If Landlord fails to deliver the premises on the Commencement date, it shall have no liability for any such delay, however the Commencement Date and Rent Commencement shall be adjusted to correspond to actual date of delivery by the Landlord.

4.1 Options to Extend Term. Landlord hereby grants to Tenant two options to extend the term of this Lease (each a “Renewal Option”), each option being for a period of five (5) additional years (each a “Renewal Term”) and each option being conditioned upon the terms set forth in this Section 4.1. Each Renewal Option is exercisable only upon strict compliance with the terms set forth herein. If there is a default by the Tenant prior to the start of the Renewal Term which default is not cured within the applicable notice and cure period, the Renewal Option may be terminated by the Landlord at Landlord’s option upon five (5) business days notice to the Tenant in which event the Renewal Option and all subsequent Options shall be void ab initio. The Option may be exercised only by written notice delivered by Tenant to Landlord no later than 12 months prior to the expiration of the then current term, TIME IS OF THE ESSENCE. No Renewal Option may not be exercised more than eighteen (18) months prior to the end of the then current Term. The exercise of a Renewal Option is valid only if it is delivered on time and is unconditional. Tenant may only exercise its Renewal Option if, on the date of delivery of the notice to Landlord, Tenant is not in default of this Lease beyond the expiration of any applicable cure periods. If the parties do not agree on a monthly Base Rent for each month of the renewal period no later than 240 days prior to the end of the then current Term, the Renewal Option shall become void and the lease shall the terminate as of the end of the then current Term as if there had been no option exercise. The lease of the Premises for the applicable renewal shall be on the same terms and conditions contained in this Lease except that (i) the monthly Base Rent shall be the monthly Base Rent as agreed between the parties for such period and (ii) the number of available renewal options shall be reduced by one. The Initial Term and all Renewal Terms (if exercised) are thereafter referred to collectively as the “Lease Term”. Time is of the Essence in exercising the renewal option. Failure to exercise an option on or before the required date and in strict compliance with this section, terminates that option and any other unexercised options.

5.          Rent.

(a)        Base Rent per month shall be as follows: $90,128.02

Period

Sep 1, 2020- Aug 31, 2021 and 3% increased each year thereafter.

Sep 1, 2021- Aug 31 , 2022 $92,831.86,

Sep 1, 2022- Aug 31, 2023 $95,616.82,

Sep 1, 2023- Aug 31, 2024 $98,485.32,

Sep 1 , 2024- Aug 31, 2025 $101,439.88           Monthly Base Rent

(b)        Any abatement set forth above is for Base Rent only. The obligation for Operating Expenses and other Additional Rent shall commence on the Commencement Date.

(c)        All Rent shall be due on the first day of the month in advance, and shall be paid in full when due without setoff or deduction.

(d)        Tenant shall pay the first month’s Base Rent and the $0 Security Deposit (as defined herein) upon execution of the Lease by Tenant.

(e)        Any amounts payable by Tenant to Landlord pursuant to the terms of this Lease, of every kind and nature whatsoever, other than Base Rent shall be “Additional Rent”(whether or not denominated as such) and Landlord shall have all rights and remedies provided under this Lease or at law as apply with regard to rent.

(f)        All Rent is due on the first day of each month and in advance and shall be paid in full when due without setoff or deduction. Any payment not made by the 5th day of the month shall accrue a late charge of 3% of the amount unpaid. The late charge shall be paid with the late payment.

(g)        Any abatement of rent or period of free rent refers to periods in which the Base Rent is conditionally abated. In the event the Lease is terminated prior to the expiration of its term as a result of Tenant’s default, said monthly rents (at the rate which would have applied but for such abatement) shall be immediately due and payable on an amortized and capitalized basis.

(h)        Base Rent and Additional Rent (if any) are jointly and severally "Rent".

(i)        A "Lease Year" is the twelve month period commencing with the first full month of the Term. During any portion of a month prior to the first full month of the First Lease Year, Rent shall be paid pro-rata based on the rates applicable to the First Lease Year.

(j) Any monies received by Landlord shall, at Landlord’s option, be applied first to the oldest amount(s) due. Landlord shall not be bound by any notation or direction from Tenant as to the application of a payment, and shall not be bound by notations or statements that a payment is “payment in full” or constitutes a release.

(k) Upon notice from the Landlord to the Tenant, the Tenant shall be required to make payments of Rent by Electronic Funds Transfer, the Automated Clearinghouse Electronic Funds Transfer System (“ACH”) or by way of direct deposit into the Landlord’s account with electronic notice of same. All such payments shall be made such that they are actually received by the Landlord on or before the date due. The Tenant shall be responsible for taking the steps necessary to accomplish such payments and shall promptly complete and return to Landlord any forms reasonable requested by Landlord to accomplish same. Tenant may pay by check only if it delivers the check to the Landlord in good funds for the full amount of the Rent five business days before the date it would otherwise be due.

6.           No Costs to Landlord.

(a)        It is the intention of the parties that the Landlord shall have no expenses with respect to the Demised Premises and Property during the Term so that except as expressly set forth in this agreement to the contrary, the Base Rent shall be absolutely “net” to the Landlord. Except as expressly and specifically set forth to the contrary in this Agreement, the Tenant shall pay its Proportionate Share (as defined below) of all of Landlord's costs, expenses and obligations of every and whatever kind relating to the ownership, management, maintenance, repair or replacement of the Property (or any part thereof) and all costs and expenses and obligation of every and whatever kind relating to the ownership, operation and management of the Demised Premises or the Property, whether or not such expenses are enumerated in this Lease.

(b)        In furtherance of the foregoing, Tenant shall, during the Term of this Lease, as part of the Operating Expenses pay to the Landlord, in monthly increments, and at the same time as payment of the Base Rent, one-twelfth (1/12) of Tenant’s Proportionate Share of all taxes, special and general assessments and other governmental impositions and charges of every kind and nature whatsoever, assessed against the Property accruing during or allocable to the Term of this Lease, which shall or may, during the Term, be charged, levied, laid, assessed, imposed, become due and payable, or become liens upon the Property under or by virtue of all laws, ordinances, requirements, orders, directives, rules or regulations of Federal, State, County, Municipal Governments or of any other governmental authority whatsoever (including but not limited to all charges or payments under a “Payment in Lieu of Taxes agreement). Said payments shall initially be based on the invoicing from the prior period, and shall be reconciled at the end of each calendar year. For purposes of this provision, the term “taxes” shall also include but is not limited to any amounts due under any agreement calling for a “payment in lieu of taxes” or similar financial agreement (said amounts to include all costs and fees under any such agreement such as the Service Charge, if any) and (b) all costs incurred by the Landlord in contesting or appealing any taxes or levies.

(c)        Tenant shall also as part of the Operating Expenses pay to the Landlord, in monthly increments and at the same time as the payment of Base Rent, one twelfth (1/12) of all insurance costs of the Landlord relating to the Property or the improvements. Said insurance coverage of Landlord may include, but is not limited to Property Insurance (including Rent Loss Insurance), Flood Insurance, Commercial Liability Insurance, and any other insurance carried by prudent commercial landlords or required by Landlord's mortgagee(s). Said payments shall initially be based on the invoicing from the prior period, and shall be reconciled at the end of each calendar year. Landlord has disclosed that the Property's location may be within a flood zone or flood area. Any flood insurance coverage is for the benefit of Landlord's interest and provides no coverage for Tenant's property or operations.

(d)        Tenant shall be responsible for its Proportionate Share of the costs of operating, repairing (including necessary replacements) and maintaining the Building and any common areas of the building or Property. (“Operating Expenses”). Operating Expenses shall include, by way of illustration and not of limitation: personal property taxes, management fees; property association fees or dues; labor, including all wages and salaries/benefit costs; social security taxes, and other taxes which may be levied against Landlord upon such wages and salaries; supplies; repairs, replacements and maintenance; maintenance and service contracts; painting; wall and window washing; laundry and towel service; tools and equipment; fire and other insurance; trash removal; lawn care; snow removal and all other items properly constituting direct operating costs according to standard accounting practices, but not including depreciation of Building or equipment, interest,; income or excess profits taxes; cost of maintaining Landlord's corporate existence; franchise taxes; any expenditure required to be capitalized for federal income tax purposes, in which event the costs shall be capitalized as permitted by the code, but not for a period greater than 10 years, and the annual amortized portion shall be included in the respective year’s Operating Expenses. Said payments shall initially be based on the invoicing from the prior period, and shall be reconciled at the end of each calendar year.

(e)        If separately metered, Tenant agrees to pay promptly, as and when the same become due and payable, all water rents, rates and charges, pump house charges, sprinkler charges, alarm charges, and all sewer rents and all charges for electricity, gas, heat, steam, hot and/or chilled water and other utilities supplied to Demised Premises during the Term. Tenant will place separately metered utilities in Tenant’s name as and when requested by Landlord. Tenant shall insure that the utility service is not disconnected, and that the heat is always sufficient to prevent freezing of pipes. If not separately metered, Tenant shall pay its Proportionate Share of all utility costs relating to the Property. Payment shall be made within ten (10) days of billing. Tenant shall have the right, at its own cost and expense, to separately meter or submeter the utilities serving the Demised Premises.

Landlord shall, at its option, have the right to elect to supply any or all utilities to the Premises. Should Landlord elect to supply any or all of such utilities, Tenant agrees to purchase and pay for the same that the rate charged by Landlord to Tenant shall not exceed the rate charged Landlord by any supplying utility plus any expenses incurred by Landlord in connection with billing and supplying such utility service to Tenant. Landlord shall also have the right to install solar or alternate power system(s) on the Premises or Property and use same to supply power to the Tenant, however, said cost for electric shall not exceed the price charged by the local electric utility for such power (including accessibility, distribution and supply charges) Upon receipt of written request from Landlord, Tenant shall deliver to Landlord data regarding the electricity consumed in the operation of the Premises (the “Energy Data”) for the purposes of the regulatory compliances, manual and automated benchmarking, energy management, building environmental performance labeling and other related purposes, including but not limited to the Environmental Protection Agency’s Energy Star rating system and other energy benchmarking systems. Landlord shall use commercially reasonable efforts to utilize automated data transmittal services offered by utility companies to access the Energy Data.

(f)        Landlord may at its option provide services to the Property. Tenant shall also pay its Proportionate Share of all Property repair, replacement and operating costs, of whatever nature related to the Property incurred or paid for by Landlord, including but not limited to management fees (including those paid to Landlord or its affiliates), building structure and systems repairs and replacements, landscaping, Property maintenance, snow and ice removal and parking lot repairs or replacement (“Operating Expenses”). The inclusion of reference to a service in this provision is to describe services the Landlord may choose to provide and does not obligate the Landlord to provide or continue to provide any such services.

(g)        For purposes of this Lease, Tenant’s Proportionate Share shall mean 100%.

(h)        If the Tenant’s use, Property, or improvements cause an increase in the insurance costs or the taxes payable for the Premises or the Property, Tenant shall be solely liable for payment of such increase without reference to its Proportionate Share.

(i)       If more than one Tenant or occupant is in the Property and to the extent Landlord shall determine, in its reasonable discretion, that any of the Operating Expenses shall have been incurred solely for the benefit of Tenant or otherwise solely or substantially as a result of Tenant's use of the Premises, Landlord shall have the right to reasonably allocate such expenses notwithstanding the Proportionate Share.

(j)        If the Building is less than 95 % occupied in any year, or in the event that the Landlord is providing services to less than 95% of the Building during the year, the landlord may "gross up" the operating expenses to reflect 100% occupancy or service level as the case may be.

7.          Right to Enter and to Exhibit the Demised Premises. The Landlord shall have the right at any time during the Term to enter the Demised Premises to show the Demised Premises to prospective tenants, purchasers or mortgage lenders. Landlord shall also have the right to enter the Demised Premises to inspect the same and to provide services to the Demised Premises, the Property or any adjacent premises owned by the Landlord.

8.           Use.

(a)        Tenant may, to the extent permitted by applicable law, use and occupy the Demised Premises only for a warehouse distribution and for no other purpose whatsoever. Tenant shall be solely responsible for obtaining a certificate of occupancy or other use permits, approvals or licenses necessary for the Tenant's use and occupancy..

(b)        Tenant shall handle and dispose of all rubbish, garbage and waste from Tenant’s operations and not permit the accumulation (unless concealed in metal containers) of any rubbish or garbage.

(c)        Tenant may only use the parking areas as designated by Landlord from time to time. There shall be no external storage, and there shall be no repair, fueling or fluid change(s) for any motor vehicles performed at the Property or any portion of the parking areas or yard. Vehicles shall not be washed or cleaned on the Property.

(d)        Tenant agrees that it shall not without Landlord's written consent, cause or permit any fire protective service including but not limited to sprinkler systems, fire alarms, or similar systems to be disabled, disconnected, or altered. If Tenant learns that any such system is not functioning properly, it shall immediately advise the Landlord in writing.

(e)        Under no circumstances shall any part of the Premises or Property be used for the cultivation, production, distribution, or sale of marijuana, or any other controlled substance or counterfeit substance, in violation of the federal Controlled Substance Act, 21 U.S.C. §§801, et seq., as amended from time to time, notwithstanding the legality of any such activity under any applicable state or local law.

(f)        There shall be no outside storage, including no storage of vehicles on or at the Property.

(g)        Tenant shall not use (or store any goods, property to materials in or on) or permit such use by a Tenant Party of any portion of the Building or the Property other than (i) the Demised Premises or (ii) to the extent expressly permitted both by another section of this Lease and by applicable law, the Common Areas; it being understood that each Common Area shall in all events be used only in a manner consistent with the intended purpose of such area.

9.          Compliance with Law. During the Term, Tenant shall, at its own cost and expense, promptly observe and comply with all laws, ordinances, requirements, orders, directives, rules and regulations of the Federal, State, County and Municipal Governments and of all other governmental authorities affecting Tenant’s use or occupancy of the Demised Premises.

10.        Repairs and Replacements. Except to the extent necessitated by the act or neglect of (or misuse by) Tenant or a Tenant Party (As used in this Lease, "Tenant Party" means the Tenant, its employees, agents, contractors, invitees, or licensees) Landlord shall be responsible for the replacement and major capital repair of the roof such repair and replacement to be performed as and when in each instance the Landlord deems same to be necessary or appropriate in its sole discretion. All such costs incurred by or on behalf of Landlord shall be part of the Operating Expenses, provided however that to the extent the need for same arise from the act or neglect of Tenant or a Tenant Party, then the Tenant shall be solely responsible for such costs. Except as set forth in the first sentence of this paragraph, Tenant shall, at Tenant’s sole cost and expense, put, keep and maintain in good order and safe condition, and promptly make all necessary repairs, replacements and renewals to, the Demised Premises including the plumbing and electrical systems, interior walls, windows, doors and all improvements at any time during the Term erected upon the Demised Premises, or forming part of the Property. All such repairs, replacements and renewals shall be performed in a good and workmanlike manner, and shall be performed as an when needed to bring, keep and maintain the Property in good condition and repair.

11.        No Liens. If, because of any act or omission of Tenant or any Tenant Party, any instrument which may form the basis for any mechanic’s lien, construction lien claim or other lien, charge or order for the payment of money, shall be filed against Landlord or any portion of the Demised Premises or Property, Tenant shall, at its own cost and expense, cause the same to be discharged of record, by payment, bonding or otherwise, within thirty (30) days after written notice from Landlord to Tenant thereof, and Tenant shall indemnify and save harmless Landlord against and from all costs, liabilities, suits, penalties, claims and demands, including reasonable counsel fees, resulting therefrom. Nothing contained in this Lease shall be construed as consent on the part of Landlord to subject the estate of the Landlord in the Demised Premises or the Property to liability under the New Jersey Construction Lien Law, it being expressly understood that the Landlord’s estate shall not be subject to such liability.

12.        Assignment and Subletting; Transfer of Tenant Rights. Tenant shall not assign or encumber Tenant’s interest in this Lease, or sublet any portion of the Demised Premises, or transfer any interest in Tenant or grant concessions or licenses with respect to the Demised Premises, without Landlord’s prior written consent (each, a “Transfer”). Any Transfer without Landlord’s consent shall be void and of no force or effect.

Any right or option (including any expansion, renewal, purchase, or offer option or rights, if any) granted Tenant under this Lease may not be conveyed, transferred or assigned, (1) separate or independent from the entire Lease interest of Tenant or (2) without Landlord’s express written consent. Additionally, any right or option granted to Tenant shall terminate upon the termination or expiration of the Lease or Tenant’s rights of occupancy under the Lease.

If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement, in a form satisfactory to Landlord, whereby the proposed transferee expressly assumes the Tenant’s obligations hereunder (however, in the event of transfer of less than all of the space in the Premises the proposed transferee shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant). Notwithstanding any Transfer, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such Transfer). In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto but excluding payments for assets of Tenant (other than the leasehold interest)) exceeds the Rent payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder an amount equal to one half (50%) of all such excess rental and other excess consideration within ten (10) days following receipt thereof by Tenant.

13.        Surrender of Demised Premises. Tenant shall on the last day of the Term, or sooner termination of this Lease, peaceably and quietly surrender the Demised Premises to Landlord in vacant broom clean condition. The Demised Premises shall be surrendered in good condition, maintenance and repair and at Landlord’s option, any improvements or alterations to the premises made by or on behalf of the Tenant shall be removed and the premises restored to their original condition, condemnation, insured casualty loss, and ordinary wear and tear excepted. Before surrendering the Premises, Tenant shall remove all its equipment and other personal property therefrom and restore the Premises to good condition and repair. At the option of the Landlord all property not so removed shall be deemed abandoned by the Tenant and shall thereupon become the property of the Landlord, or Landlord may remove such property in any manner that the Landlord shall choose and store the said property without liability to Tenant for loss thereof. Tenant agrees to pay Landlord, on demand, any and all expenses incurred in such removal, including court costs and attorneys’ fees and storage charges on such property for any length of time the same shall be in the Landlord’s possession. Without limiting the foregoing, Landlord, at its option, without notice, may sell said property or any part of the same at private sale and without legal process for such price as the Landlord may obtain and apply the proceeds of such sale to any amounts due under this Lease and the expense incident to the removal and sale of said property. If Tenant shall remain on the Demised Premises after the expiration or sooner termination of the Term of this Lease, or shall fail to return same broom clean, vacant and in good condition and repair, such failure shall constitute a “Hold over”. Such holding over shall not constitute a renewal or extension of this Lease (on a month to month basis or otherwise). Landlord shall be entitled at any and all times during such Holdover to immediately remove the Tenant (without need for a notice to quit) and to all the remedies against Tenant provided by law or in equity.

14.           Insurance.

(a)            Tenant shall pay for and maintain commercial liability insurance with regard to the Demised Premises, with Landlord, its property manager and its lender as additional insured, with limits of not less than a combined single limit of $3,000,000. The company and the policy terms shall be subject to the Landlord’s reasonable consent. Tenant's insurance and the coverage afforded Landlord shall be primary and non-contributory. The limits set forth herein are minimum acceptable limits. If the policy actually carried has higher limits, the Landlord shall have the full benefit of same.

(b)            Tenant shall at its sole cost insure for its full replacement value all goods or property Tenant causes or permits to be at the Property and shall indemnify and hold Landlord harmless for any claims for loss relating to same.

(c)            All insurance carried by Tenant shall contain a waiver of subrogation in favor of Landlord. Tenant waives and releases Landlord from any claims relating to or arising out of a matter which, by its nature is covered by a policy of insurance carried by Tenant or required to be carried by Tenant under this Agreement. Tenant agrees to cause all other occupants of the Premises claiming by, under or through Tenant, to execute and deliver to Landlord and Landlord’s management company such a waiver of claims and to obtain such waiver of subrogation rights endorsements, and Tenant shall indemnify and hold Landlord harmless from and against any such claims.

(d)            Upon execution of this Lease, and prior to taking occupancy, Tenant shall deliver to Landlord a certificate of each policy required under this Lease, which certificate must be in a form reasonably satisfactory to Landlord. Tenant shall also provide Landlord an endorsement which shall specify the additional insured status of Landlord. Each such policy shall specify that it may not be cancelled or not renewed except upon 30 days prior written notice to the Landlord.

(e)            To the extent same relate to the Premises or to Tenant’s use or occupancy thereof, Tenant shall at its sole cost and expense comply with all recommendations or requirements of (i) any company issuing a policy of insurance relating to the Premises or the Building or (ii) any Fire Board of Underwriters or Fire Ratings Agency or body having jurisdiction over the Premises.

(f)             In the event Tenant does not obtain an insurance required hereunder, Tenant shall be deemed to have self-insured against such damage or loss and the waivers of subrogation and release from liability set forth in Section 14 (c) shall apply. This provision does not give the Tenant a right to self-insure, and failure to obtain required insurance(s) is a default under this Lease.

(g)             Adequacy of Coverage. Landlord and its agents make no representation that the limits of liability specified to be carried by Tenant pursuant to this Article 14 are adequate to protect Tenant. Landlord shall not be required to carry insurance of any kind on Tenant’s property or Tenant’s interest in the Premises, and Tenant agrees that Tenant shall have no right to receive any proceeds from any insurance policies carried by Landlord. If Tenant believes that any of such insurance coverage is inadequate, Tenant will obtain such additional insurance coverage as Tenant deems adequate, at Tenant’s sole expense. Furthermore, in no way does the insurance required herein limit the liability of Tenant assumed elsewhere in the Lease.

15.           Subordination and Estoppels.

15.1 Subordination.

(a)            This Lease is hereby made and shall be subject and subordinate to all mortgages which may now or hereafter affect the Demised Premises or Property, and to all renewals, modifications, consolidations, replacements or extensions thereof.

(b)            Notwithstanding the automatic applicability, as to all current and future mortgages, of the subordination of this Lease, Tenant shall, within five (5) days of a request by Landlord, at Tenant’s sole cost and expense, execute any instrument which may be deemed necessary or desirable to confirm such subordination or as otherwise required for mortgage financing or sale of the Demised Premises or the Property.

(c)            During the term of this Lease and any and all extension(s), the Tenant agrees that it will attorn to and recognize: (i) Landlord’s mortgagee, whether as mortgagee in possession or otherwise; (ii) any purchaser at a foreclosure sale under s mortgage or other security instrument; (iii) any transferee who acquires possession of or title to the Property, whether by deed in lieu of foreclosure or other means; and (iv) the successors and assigns of such purchasers and/or transferees (each of the foregoing parties, a (“Successor”), as its landlord for the unexpired balance (and any extensions, if exercised) of the term of the Lease upon the same terms and conditions as set forth in the Lease. Such attornment shall be effective and self-operative without the execution of any further instruments by any party hereto; provided, however, that Tenant will, upon request by Landlord’s mortgagee or any Successor, execute a written agreement attorning to Landlord’s mortgagee or such Successor, affirming Tenant’s obligations under the Lease, and agreeing to pay all Rent and other sums due or to become due to Landlord’s mortgagee or such Successor.

15.2 Estoppels.

(a) At any time and from time to time, upon not less than ten (10) days’ prior notice by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement (or, if Tenant is a corporation, an authorized officer of Tenant shall execute, acknowledge and deliver to Landlord a statement) certifying the following: (i) the Commencement Date, (ii) the Rent Commencement Date, (iii) the Termination Date, (iv) the date(s) of any amendment(s) and/or modification(s) to this Lease, (v) that this Lease was properly executed and is in full force and effect without amendment or modification, or, alternatively, that this Lease and all amendments and/or modifications thereto have been properly executed and are in full force and effect, (vi) the current Base Rent and the current monthly installments of Base Rent, (vii) the current monthly installment of Additional Rent for Taxes and Landlord’s Operating Expenses, (viii) the date to which Base Rent and Additional Rent have been paid, (ix) the amount of the security deposit, if any, (x) that all work to be done to the Premises by Landlord has been completed in accordance with this Lease and have been accepted by Tenant, except as specifically provided in the estoppel certificate, (xi) that no installment of Base Rent or Additional Rent has been paid more than thirty (30) days in advance, (xii) that Tenant is not in arrears in the payment of any Base Rent or Additional Rent, (xiii) that, to the best of Tenant’s knowledge, neither party to this Lease is in default in the keeping, observance or performance of any covenant, agreement, provision or condition contained in this Lease and no event has occurred which, with the giving of notice or the passage of time, or both, would result in a default by either party, except as specifically provided in the estoppel certificate, (xiv) that Tenant has no existing defenses, offsets, liens, claims or credits against the Base Rent or Additional Rent or against enforcement of this Lease by Landlord, (xv) that Tenant has not been granted any options or rights of first refusal to extend the Term, to lease additional space, to terminate this Lease before the Termination Date or to purchase the Premises, except as specifically provided in this Lease, (xvi) that Tenant has not received any notice of violation of Legal Requirements, Insurance Requirements, (xvii) that Tenant has not assigned this Lease or sublet all or any portion of the Premises, (xviii) that no Hazardous Materials have been generated, manufactured, refined, transported, treated, stored, handled, disposed, released or spilled on or about the Premises and (xix) such other reasonable matters as the person or entity requesting the certificate may request. Tenant hereby acknowledges and agrees that such statement may be relied upon by any mortgagee or prospective mortgagee of the Premises or any part thereof; any ground lessee or prospective ground lessee of the Premises or any part thereof; any prospective purchaser of the Premises or any part thereof; or any prospective purchaser of equity interests (direct or indirect) in Landlord.

15.3            If Tenant shall fail or otherwise refuse to execute a subordination as required under Section 15.1 or an estoppel certificate in accordance with Section 15.2 then and upon such event, Tenant shall be deemed to have appointed Landlord and Landlord shall thereupon be regarded as the irrevocable attorney-in-fact of Tenant duly authorized to execute and deliver the required subordination or certificate for and on behalf of Tenant, but the exercise of such power shall not be deemed a waiver of Tenant’s default.

16.          Security Deposit. Upon execution of this Lease, Tenant shall deposit with Landlord the sum of $                      as security for the payment of the Rent due hereunder and the full and faithful performance by Tenant of the covenants and conditions on the part of Tenant to be performed. Said sum shall be returned to Tenant, without interest, after the expiration of the Term, provided that Tenant has fully and faithfully performed all such covenants and conditions and is not in arrears in Rent. Landlord may, if it so elects, have recourse to such security to make good any default by Tenant, in which event Tenant shall, on demand, promptly restore said security to its original amount. Liability to repay said security to Tenant shall run with the land and title to the Demised Premises, whether any change in ownership thereof be by voluntary or involuntary alienation. Landlord shall assign or transfer said security for the benefit of Tenant, to any subsequent owner or holder of the reversion or title to the Demised Premises, in which case such assignee or transferee shall become liable for the repayment thereof as herein provided, and the assignor or transferor shall be deemed to be released by Tenant from all liability to return such security. This provision shall be applicable to every alienation or change in title and shall in no way be deemed to permit Landlord to retain the security after termination of Landlord’s ownership of the reversion or title. Tenant shall not mortgage, encumber or assign said security.

Anything herein contained to the contrary notwithstanding, it is expressly understood and agreed that the Security Deposit shall not bear interest. Tenant covenants and agrees that it will not assign, pledge, hypothecate, mortgage or otherwise encumber the aforementioned Security Deposit during the Term of this Lease, and any attempt to do so shall be void as the Landlord. It is expressly understood and agreed that the Landlord shall have the right to co-mingle the Security Deposit with its general funds and the Security Deposit shall not be required to be segregated.

17.           Holdover. If Tenant holds over after the expiration of the Term or earlier termination of this Lease, or shall fail to return same broom clean, vacant and in good condition and repair, such holding over shall not be deemed to create an extension of the Term, however during any such tenant shall be obliged to observe the terms and conditions of this (except as the same may be then inapplicable) as are in effect on the date of said expiration or earlier termination, except that the Tenant shall during each month (or portion thereof) of such Holdover pay a use and occupancy Holdover Fee to the Landlord at a rate of 200% of the monthly Base Rent payable in effect on the date of expiration or termination of the Term and shall additionally pay during such Holdover all Additional Rent which would have been payable under the terms of the Lease. Said Holdover status and the payment of the Holdover Fee shall not constitute a continuation of any right of occupancy (on a month to month basis or otherwise) and Landlord have all rights to have the Tenant removed as existed at the end of the Term. No “Notice to Quit” or other notice shall be required at the end of the Term or thereafter to advise the Tenant that all rights of occupancy have ended or that the Premises must be returned to the Landlord.

18.           Non-Liability of Landlord. Landlord shall not be responsible or liable to Tenant for any loss, damage or injury to person or property that may be occasioned by the acts or omissions of Landlord or of the persons occupying any space adjacent to or adjoining the Demised Premises, or any part thereof, including, not in limitation of the foregoing, loss, damage or injury resulting to Tenant or to any other person, or to any property of Tenant or of any other person, from water, gas, steam, fire or the bursting, stoppage, or leakage of sewer pipes.

Under no circumstances shall Landlord be responsible for any loss for which Tenant is required to carry insurance under this Lease. Under no circumstances shall Landlord be liable to Tenant for consequential or incidental damages, or for special or exemplary damages.

Tenant acknowledges and agrees that each of the releases and indemnities given by Tenant to Landlord and the exculpation of Landlord given under various sections of this Lease are intended to be as broad as permitted under law (and shall apply regardless of cause including the negligence of Landlord, its agents, representatives, contractors, or employees), and are given to induce the Landlord, in its judgment, to avoid or minimize covering risks which are better quantified and covered by Tenant either through insurance (or self-insurance or combinations thereof if specifically permitted pursuant to this Lease) thereby avoiding the need to increase the Rent charged Tenant to compensate the Landlord for the additional costs in obtaining said coverage or in reserving against such losses or risks.

19.           Landlord’s Work/Demised Premises “As Is.”

Tenant      agrees that, it has inspected the Demised Premises and accepts same as of the Commencement Date in “as is” condition. Neither Landlord nor Landlord’s agents have made any representations or promises with respect to the physical condition of the Demised Premises, nor with respect to the rents, leases, expenses of operation or any other matter or thing affecting or related to the Demised Premises and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as may expressly be set forth in this Lease. Tenant has inspected or will inspect the Demised Premises so that it is thoroughly acquainted with its condition, and agrees to take the same “as is” and acknowledges that the taking of possession of the Demised Premises by Tenant shall be conclusive evidence that the Demised Premises were in good and satisfactory condition at the time such possession was so taken.

20.           Default.

(a)            If the Tenant shall fail to perform any of the covenants, conditions and agreements herein contained on Tenant’s part to be kept or performed, it shall be a default, and Landlord may, at its option, give to Tenant a notice of election to (i) end the Tenant’s right of occupancy under this Lease or (ii) terminate the lease, the selected to be option effective upon a date specified in such notice, which date shall be not less than five (5) days after Landlord shall give such notice, and upon the date specified in said notice, the term and estate hereby vested in Tenant shall cease, and any other right, title and interest of Tenant shall likewise cease without further notice or lapse of time, as fully and with like effect as if the entire term of this Lease had elapsed, and Tenant shall then quit and surrender to Landlord the Demised Premises, and all trade fixtures, furnishings and equipment therein or thereon. Upon such termination, or at any time thereafter, Landlord may re-enter and recover possession of the Demised Premises by any lawful means and remove Tenant and any or all occupants of the Demised Premises and their effects. Notwithstanding anything to the contrary set forth herein, in no event shall either option by Landlord act to release Tenant from its obligations to pay damages to the Landlord for Tenant's breach of its obligations.

(b)            Upon termination or recovery of possession by Landlord on default, the Tenant and the Tenant’s creditors and representatives shall thereafter have no right, legally or equitably, in or to the Demised Premises, or any part thereof, or in or to the repossession of same, or in or to this Lease, and the Tenant hereby waives all right of redemption which may be provided by statute.

(c)            If Landlord terminates this Lease, Landlord may recover from Tenant damages for the Tenant's breach of the lease, which damages shall include but not be limited to the sum of: all Base Rent and all other amounts accrued hereunder to the date of such termination; the cost of reletting the whole or any part of the Premises, including without limitation any fit out allowances or other inducements given to Tenant in connection with its use of the Premises, brokerage fees and/or leasing commissions incurred by Landlord, and costs of removing and storing Tenant’s or any other occupant’s property, costs of repairing, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys’ fees and court costs; and an amount in cash equal to the then present value of the Base Rent and other amounts payable by Tenant under this Lease as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of this Lease measured from the date of such termination to the expiration date stated in this Lease. Such present value shall be calculated at a discount rate equal to the 90-day U.S. Treasury bill rate at the date of such termination.

(d)            If Landlord terminates Tenant’s right of possession (but not this Lease), Landlord may, but shall be under no obligation to, relet the Premises for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant. For the purpose of such reletting Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises as Landlord deems reasonably necessary or desirable. If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises (including attorneys’ fees and costs of suit), the unpaid Base Rent and other amounts accrued hereunder at the time of repossession, and the costs incurred in any attempt by Landlord to relet the Premises. If the Premises are relet and a sufficient sum shall not be realized from such reletting [after first deducting therefrom, for retention by Landlord, the unpaid Base Rent and other amounts accrued hereunder at the time of reletting, the cost of recovering possession (including attorneys’ fees and costs of suit), all of the costs and expense of repairs, changes, alterations, and additions, the expense of such reletting (including without limitation brokerage fees and leasing commissions) and the cost of collection of the rent accruing therefrom] to satisfy the rent provided for in this Lease to be paid, then Tenant shall immediately satisfy and pay any such deficiency. Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

(e)           The specified remedies to which Landlord may resort under the terms of this Section are cumulative and are not intended to be exclusive of any or all other remedies or means of redress to which Landlord may be lawfully entitled in law or equity in case of any breach or threatened breach by Tenant of any provision of this Lease.

(f)            In the event Landlord takes any action to enforce the provisions of this Lease, including action to collect Base Rent and/or Additional Rent, or to evict the Tenant, then the Tenant shall pay, as Additional Rent, all costs incurred by the Landlord, including attorneys’ fees.

(g)           No such reletting by Landlord pursuant to this paragraph 20 shall constitute acceptance of surrender of Demised Premises or be deemed evidence thereof. The Tenant shall not be entitled to any surplus (rent over the rent called for in this Lease) accruing as a result of any reletting. Tenant shall get no credit for any rent under such reletting after its default, except to the extent the rent is actually received by the Landlord under such reletting. If Landlord elects pursuant hereto to occupy and use the Demised Premises or any part thereof during any part of the balance of the Term as originally fixed, there shall be allowed against Tenant’s obligation for Base Rent, additional rent or damages as herein defined, during the period of Landlord’s occupancy, the reasonable value of such occupancy, not to exceed in any event the Rent herein reserved or an appropriate portion thereof, and such occupancy shall not be construed as a release of Tenant from liability hereunder.

(h)          Upon the occurrence of an Event of Default leasing to a termination of the Lease, Landlord shall use commercially reasonable efforts to relet the Premises and to otherwise mitigate its damages, which efforts shall be met if the Landlord uses efforts to relet consistent with its typical marketing of its property (ies), and in no event shall Landlord be held to a higher standard than any attempts used the Tenant can establish that Tenant used to mitigate the damages the parties would sustain by a breach. Landlord shall not be deemed to have failed to have used reasonable efforts to mitigate if Landlord refuses to lease the Premises to a prospective new tenant with respect to whom Landlord would be entitled to withhold its consent pursuant to the applicable provisions of this Lease, or who (1) is an Affiliate, parent or subsidiary of Tenant; (2) is not reasonably acceptable to any mortgagee of Landlord; or (3) requires improvements to the Premises to be made at Landlord’s expense; or (4)  is unwilling to accept reasonable lease terms then proposed by Landlord, including: (a) leasing for a shorter or longer term than remains under this Lease; (b) re-configuring or combining the Premises with other space, (c) taking all or only a part of the Premises; (d) materially changing the use of the Premises, or (e) is not reasonably deemed by the Landlord to be financially sound. Notwithstanding any duty of Landlord to mitigate its damages as provided herein, Landlord shall not be obligated to accept below market rental rates for the Premises or any rate that would negatively impact the market rates for the Building.

(i)            Notwithstanding anything contained in this Lease to the contrary, in the event of an Emergency, each provision of this Lease regarding the time period within which to correct a non-monetary default will be deemed to be "as soon as possible" with diligent, continuous prosecution of corrective action. "Emergency" means a condition or potential condition that requires immediate action to (i) preserve the safety of persons or property, (ii) prevent the interruption or suspension of services deemed critical by Landlord to the operation of the Premises or Property, (iii) avoid or correct a violation of any requirement imposed by applicable law . Notwithstanding anything to the contrary in this lease , and to the maximum extent permitted by law, there shall be no notice or cure for a holdover after the lease terminates or expires, and no cure period for any of the following: a failure to carry insurance required hereunder or to provide proof of same; violations of the Section 8(g) of this Lease; violations of the environmental provisions of paragraph 29 of this lease; or failure to provide an estoppel or subordination required under this lease.

21.           Condemnation.

(a)           If the entire Demised Premises, or a substantial part thereof (hereby deemed to be so much as will materially prohibit the use thereof for the purposes permitted hereunder) shall be taken or condemned, or a deed or easement granted in lieu thereof ( each, a “Taking”) by any governmental authority or any other entity having powers of eminent domain, this Lease shall terminate effective on the date of transfer of possession in connection with the Taking, and the parties agree that the aggregate of all awards or payment shall be paid over to Landlord. Tenant hereby assigns to Landlord all of Tenant’s right, title and interest in and to any and all such awards and compensation, including without limitation, any award or compensation for the value of the unexpired portion of the Term and any leasehold improvements made by Tenant. Notwithstanding the foregoing, if there is a taking hereunder, Tenant shall be entitled to bring a separate action for the value of any Tenant’s fixtures that are damaged, destroyed or taken and any cost of relocation allowable to Tenant under applicable law; provided that none of the foregoing shall reduce the award otherwise payable to Landlord under this paragraph.

(b)           In the event of a Taking of less than a substantial part of the Demised Premises, this Lease shall continue in full force and effect as to the part of the Demised Premises not so taken or condemned and the Base Rent shall be reduced pro rata based on the square footage remaining. The net award or payment therefrom shall be paid to Landlord.

(c)           Except as provided in this Section, Tenant shall have no rights or claims in connection with, or resulting from, any Taking. Without limiting the foregoing, in no event shall Tenant have any claim against Landlord for the value of any unexpired portion of the term of this Lease.

22.           Payments by Landlord. Tenant covenants and agrees that, if it shall at any time fail to make any payment or perform any act which Tenant is obligated to make or perform under this Lease, Landlord may but shall not be obligated to do so, and without waiving or releasing Tenant from any obligations of Tenant in this Lease contained, make any such payments or perform any such act in such manner and to such extent as Landlord, in its discretion, shall determine to be necessary and, in exercising any such rights, pay necessary and incidental costs and expenses, employ counsel and incur and pay attorneys’ fees. All sums so paid by Landlord together with interest thereon from the date of making such expenditure by Landlord, at a rate of 18% percent, shall be deemed additional rent hereunder and shall be payable to Landlord on demand or, at the option of Landlord, may be added to any rent then due or thereafter becoming due under this Lease.

23.           Limited Liability of Landlord. Tenant shall look solely to the estate and property of the Landlord in the land comprising the Demised Premises for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and/or performed by Landlord, and no other assets of the Landlord shall be subject to levy, execution, or other procedures for the satisfaction of Tenant’s remedies.

24.           Indemnification. Tenant covenants and agrees, at its sole cost and expense, to indemnify Landlord and save Landlord harmless to the maximum extent permitted by Law against and from any and all claims by or on behalf of any person, firm or corporation, resulting or arising from the (i) possession, use, conduct or management of the Premises or Tenant's business, (ii) any work of thing whatsoever done in or about the Property, during the term, by Tenant or a Tenant Party, (iii)  any and all claims arising from any condition of, on or at the Premises or the Property, (iv) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, (v) any negligence, intentional act, or omission to act of Tenant or a Tenant Party, or (vi)  from any accident, injury or damage during the term of this lease or during Tenant's occupancy whatsoever arising from the use, conduct or management of or from any work or thing whatsoever done in or about the Property, or upon or under any sidewalk, street, parking area, alley, curb, passageway, space and/or land adjacent thereto. Said indemnities and hold harmless shall apply regardless of the alleged or actual negligence of Landlord, its contractors or its agents. Said indemnity and hold harmless by Tenant of Landlord shall be from and against all costs, expenses and liabilities, including, but not limited to, reasonable attorneys' fees, incurred in, about or by reason of any such claim or action or proceeding brought thereon (including all levels of appeal). In the event any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, covenants to resist or defend such action or proceeding by counsel satisfactory to Landlord (counsel for Tenant's insurance carrier will be deemed satisfactory). Landlord will not separately defend such action as long as Tenant is diligently doing so. In the event of any such proceeding, Landlord shall give prompt notice of same to Tenant, shall provide Tenant or Tenant's counsel with copies of all relevant documentation and will not settle any such claim without Tenant's written consent.

Tenant further covenants and agrees to pay, and to indemnify and hold Landlord harmless against, all costs, expenses, and charges, including, but not limited to, reasonable attorneys' fees, incurred (including all levels of appeal) in (a)  obtaining possession of the Premises after default by Tenant or upon the expiration or earlier termination of the Term, or (b) in enforcing any covenant or agreement of Tenant herein contained, or (c)  prosecuting or defending any action relating to or arising out of this Agreement or the Landlord-Tenant relationship, or (d) collecting upon or enforcing any judgment in favor of Landlord and against Tenant. Landlord shall be entitled to attorney’s fees, costs and expenses incurred in preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting breach. Tenant shall reimburse Landlord on demand for all reasonable legal, engineering and other professional services expenses incurred by Landlord in connection with all requests by Tenant for any consent or approval under this Lease.

Tenant further agrees to be responsible for, and hereby relieves Landlord from any and all liability by reason of any injury or damage to any person or to any property on or in the Premises or Property, whether belonging to Tenant or any other persons, regardless of cause including but not limited to any casualty or any breakage or leakage in any part or portion of the Premises, or from water, rain or snow which may leak into, issue or flow from, any part of the Premises from the drains, pipes or plumbing work of the same, or from any place or quarter. In no event shall Landlord be liable to Tenant for any loss or damage caused or suffered or resulting from any casualty to Premises or the Property from any source or cause including but not limited to steam, electricity, gas, water, ice or snow or any leak or flow.

Nothing in this Paragraph 24 shall reduce, diminish, or alter Tenant’s insurance obligations under Paragraph 14 hereof.

Tenant acknowledges that Landlord’s affiliates may at times render property management or other services in or about the property or otherwise occupy a portion thereof. Any provision of this lease giving Landlord the benefit of an indemnification, a waiver of claims, insurance coverage or waiver of subrogation, or limitation of liability shall extend to all entities sharing common or substantially common ownership with Landlord, and to any entity owned or controlled by Landlord or one of its principals.

Tenant acknowledges that the indemnity and releases in this agreement are designed to allocate risk and the parties respective insurance obligations, and therefore same include claims related to or arising out of allocations of the negligence of Landlord, its contractors or its agents. It is understood that if Landlord were required to insure against the risks assumed by Tenant, the costs of such insurance would be passed on to the Tenant.

25.           Construction of Lease.

(a)           This Lease shall be governed by, construed and enforced in accordance with the laws of the State of New Jersey.

(b)           In construing this Lease, masculine or feminine pronouns shall be substituted for those neuter in form and vice versa, and plural terms shall be substituted for singular and singular for plural, in any place in which the context so requires.

(c)           This Lease supersedes any prior discussions, negotiations or understanding and contains the entire agreement between the parties and can only be modified by an agreement in writing and signed by the parties hereto or their respective successors in interest. Further, any waiver not expressly given in this Lease shall be effective only if in a writing signed by the party against whom it is to be enforced. Tenant represents that it is not relying upon any promises or representations by Landlord or anyone acting for or on behalf of Landlord except to the extent same are expressly set forth in this lease.

(d)          The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit to Landlord and Tenant and their respective legal representatives, successors and assigns.

(e)           This Lease has been negotiated by the parties, each of who have had counsel or the benefit of counsel, and no provision of this Lease shall be treated as “construed against the drafter”.

(f)            Each party to this Lease represents that he/she/it is a sophisticated business person or entity, has conferred with and has been represented by counsel and (i)  expressly acknowledges that this Agreement is not a consumer transaction and to the extent permissible by law, waives the provisions of the Plain Language Act, N.J.S.A. 56:12-1 et. seq. (ii)  no provision of this Agreement is to be construed against the drafter.

(g)            If any provision, or portion thereof, of this Lease, or its application to any person, entity or circumstance, shall be invalid, illegal or unenforceable to any extent, the remainder of this Lease, such provision and their application shall not be affected thereby, but the Lease and the relevant provisions shall each be interpreted and enforced (a) striking or modifying only the offensive provision or portion thereof only to the extent necessary to make same legal, valid and enforceable and (b)  so as to still give effect, insofar as is possible, to the original intent of the parties as stated herein; and the Lease or such provision shall otherwise be enforceable to the fullest extent permitted by law.

26.          No Recording. This Lease shall not be recorded. In the event the Tenant violates this provision, the Landlord shall have the option to immediately terminate the lease.

27.         Quiet Enjoyment. Landlord covenants and agrees that Tenant, upon paying the Base Rent and Additional Rent herein reserved, and performing and observing the covenants, conditions and agreements hereof upon the part of the Tenant to be performed and observed, may peaceably hold and enjoy the Demised Premises during the term hereof, without any interruption or disturbance from the Landlord, subject, however, to the terms of the Lease. Landlord is expressly granted the rights of entry as set forth in this Lease and/or to perform required repairs, and entry for such purposes shall not be a violation of the Tenant's right to quiet enjoyment.

28.      No Brokers. Each of the parties hereby represents to the other that it did not deal with any real estate broker with reference to this Lease other than (the Brokers). The Landlord shall pay any commission due the Broker pursuant to a separate written agreement. Tenant shall indemnify, defend and save harmless the Landlord from and against any claim made by any broker that alleges to have dealt with the Tenant in connection with the lease of the Demised Premises.

29.     Environmental Law Compliance. Except for Hazardous Material contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes, Tenant shall not permit or cause any person, party, or entity to bring any Hazardous Material upon the Premises or Property or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises or Property without Landlord's prior written consent. Tenant shall be responsible for and shall hold Landlord harmless from any cost, damage, claim, loss or expense relating to or arising out of (a) any Hazardous Material brought onto the Property on of after the earlier of the Commencement Date or Tenant’s first occupancy of the Property; (b) the act or omission of a Tenant Party in causing or permitting a discharge of a Hazardous Material in or about the Property; or (c) any violation of any Environmental Requirement or of any part of this Paragraph 29. Said indemnity shall include but no be limited to all damages, costs, charges, losses or expenses, attorneys fees (through all levels of appeal), expert fees, court costs, consultant costs, and all compliance costs.

Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and shall remediate in a manner satisfactory to Landlord any Hazardous Materials released on or about the Premises or Property by Tenant or any Tenant Party.

As used in this Lease, “Hazardous Material(s)” means all pollutants, contaminants, or substances found at any time to be harmful to persons or the environment, or the release of which is controlled or regulated, specifically including but not limited to all pollutants, and any contaminant, “hazardous substance”, “hazardous material” or “hazardous waste” as such terms are defined under any Applicable Law, including but not limited to the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq.,the Industrial Site Recovery Act of the State of New Jersey, N.J.S.A. 13:1K-6 et seq., the Hazardous Substance Discharge Reports and Notices Act, N.J.S.A. 13:1K-15 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., and the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (and for each such stature, any amendatory, supplementary, or superseding legislation, and for all statues, the regulations promulgated thereunder as same may be amended from time to time) and the common law. It is understood and agreed that the provisions contained in this Lease shall be applicable notwithstanding whether any substance shall not have been deemed to be a Hazardous Material at the time of its use or release or discharge at the Premises or Property, but shall thereafter be deemed to be a Hazardous Material.

The term "Environmental Requirements" means any existing or future federal or state statute, regulation, and any local law or ordinance pertaining the protection of animal or human health, safety or the environment (including natural resources), including but not limited to the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq., (“CERCLA”); the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., (“ISRA”); the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq., (“Spill Act”); the Solid Waste Management Act, N.J.S.A. 13:1E-1 et seq., (“SWMA”); the Response Conservation and Recovery Act, 42 U.S.C. 6901 et seq., (“RCRA”); the New Jersey Underground Storage of Hazardous Substances Act, N.J.S.A. 5810A-21 et seq., (“USTA”), the Clean Air Act, 42 U.S.C. Section 7401 et seq., (“CAA”); the Air Pollution Control Act, N.J.S.A. 26:2C-1 et seq., (“APCA”); the New Jersey Water Pollution Control Act, N.J.S.A. 58:10A-1 et seq., (“WPCA”); the Brownfield Redevelopment Act, N.J.S.A. 58:10B-1 et seq.; the Site Remediation Reform Act, N.J.S.A. 58:10C-1 et seq. (“SRRA”) and any rules or regulations promulgated thereunder, as same may be supplemented or amended.

As defined in Environmental Requirements, Tenant is and shall be deemed to be the "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises or Property by Tenant Parties, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Property and loss of rental income from the Property), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys' fees, consultant fees or expert fees) and including, without limitation, removal or management of any asbestos brought into the property or disturbed in breach of the requirements of this Paragraph 29, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials for which Tenant is obligated to remediate as provided above or any other breach of the requirements under this Paragraph 29 by Tenant Parties. The obligations of Tenant under this Paragraph 29 shall survive any termination of this Lease.

Landlord shall have access to, and a right to perform inspections and tests of, the Premises and Property to determine Tenant's compliance with Environmental Requirements, its obligations under this Paragraph 29, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

Notwithstanding anything contained in this Lease to the contrary, Tenant expressly covenants and agrees to fully comply with the provisions of the New Jersey Industrial Site Recovery Act (N.J.S.A. 13:1K-6, et seq.), and all regulations promulgated thereto (or under its predecessor statute, the New Jersey Environmental Cleanup Responsibility Act) hereinafter referred to collectively as "ISRA" prior to the expiration or earlier termination of the Lease Term or at any time that any action of the Tenant triggers the applicability of ISRA.

Tenant hereby represents and warrants that its North American Industry Classification System (“NAICS”) No. is _______ and that Tenant hereby agrees that it shall not make any changes in the nature of the business to be conducted at the Premises that would result in a change from a non-ISRA to an ISRA-subject NAICS without the written consent of the Landlord. Tenant shall provide the Landlord contemporaneous copies of any submission to or received from the NJDEP and/or Tenant's environmental consultants and professionals. Tenant shall do split samples of any testing, providing one set of sampling materials to the Landlord. Landlord's consultants shall have a right to be present to observe any and all compliance activities. All costs incurred by the Landlord in connection with reviewing Tenant's compliance shall be paid by the Tenant.

In the event that Tenant triggers the applicability of ISRA at any time during the Lease Term then Tenant shall complete its ISRA compliance no later than the earlier of (a) ninety (90) days of the date ISRA is triggered or (b) 30 days prior to the termination of the Lease. In particular, the Tenant agrees that it shall comply with the provisions of ISRA in the event of any "closing, terminating or transferring" of Tenant's operations or any other event or transaction or circumstance defined as being subject to ISRA, pursuant to, and in accordance with, the regulations that have been promulgated pursuant to ISRA. In the event evidence of such compliance is not delivered to the Landlord prior to surrender of the Premises by the Tenant to the Landlord, it is understood and agreed that the Tenant shall be deemed in holdover as provided in the Lease until such time as evidence of compliance with ISRA has been delivered to the Landlord, and together with any costs and expenses incurred by Landlord in enforcing and/or fulfilling Tenant's obligations under this Lease. Evidence of compliance, as used herein, shall mean a "no further action letter" issued by the New Jersey Department of Environmental Protection (“NJDEP”) or a Response Action Outcome (“RAO”) certified and submitted to the NJDEP by a Licensed Site Remediation Professional (“LSRP”) pursuant to ISRA and the Site Remediation Reform Act (N.J.S.A. 58:10C-1 et seq.) hereinafter referred to as “SRRA” and all regulations promulgated thereto. Evidence of compliance shall be delivered to Landlord, together with copies of all submissions made to, and received from, the NJDEP, including all environmental reports, test results and other supporting documentation.

Tenant shall take no action in regard to any investigation or remediation that may be required pursuant to ISRA and/or SRRA or otherwise that may limit or restrict the use of the Premises in any respect, or increase costs or post remediation compliance, including, without limitation, the use of engineering or institutional controls or the use of a Technical Impracticability Determination, (as such terms may be defined in SRRA and the Technical Requirements for Site Remediation, N.J.A.C. 7:26E-1 et seq., or other Environmental Requirements) , without the express written consent and approval of the Landlord, which consent and approval may be granted or withheld in the Landlord’s sole discretion. In the event that the NJDEP or any other agency shall audit an RAO certified and submitted to the NJDEP by an LSRP on behalf of Tenant, Tenant shall remain liable for all costs associated with any such audit and for taking, at Tenant’s sole cost and expense, any such action as may be required as a result of any such audit or review. In the event that the NJDEP or any other agency shall modify or rescind a no further action letter issued to Tenant or invalidate an RAO certified and submitted to the NJDEP on behalf of Tenant, Tenant shall remain liable for all costs associated with any such rescission or invalidation and shall, at Tenant’s sole cost and expense, take any and all actions as may be required to have the no further action letter or the RAO reinstated or reissued as the case may be. Landlord shall provide access to Tenant, the NJDEP and/or the United States Environmental Protection Agency ("USEPA") to comply with the requirements of this Lease and Landlord shall cooperate with Tenant to expedite such compliance.

In addition to the above, Tenant hereby agrees that it shall cooperate with Landlord in the event of the termination or expiration of any other lease affecting the Property, or a transfer of any portion of the property, or any interest therein, which triggers the provisions of ISRA. In such case, Tenant agrees that it shall fully cooperate with Landlord, at no cost to Tenant, in connection with any information or documentation that may be requested by the NJDEP.

In the event that any investigation or remediation of the Property is required in connection with the conduct by Tenant in the Premises or about the Property, regardless of whether Tenant or Landlord causes ISRA to apply, Tenant expressly covenants and agrees that it shall conduct and complete, within ninety (90) days of being notified of such an obligation to investigate or remediate, that portion of said investigation and remediation which is attributable to the Tenant's use and occupancy thereof, at Tenant’s sole cost and expense, except where caused by the fault of Landlord, or arising out of conditions that pre-exist Tenant's use or occupancy, or which arise following the expiration or earlier termination of the Lease, provided the same are not a result of Tenant Party or omissions.

The within covenants shall survive the expiration or earlier termination of the Lease Term.

30.      Captions. The captions of this Lease are for convenience of reference only and in no way define, limit or describe the scope or intent of this Lease nor in any way affect it.

31.      Notices. Every notice, approval, consent, or other communication required by this lease shall be in writing and shall be sent postage prepaid (1) by United States registered or certified mail, return receipt requested, (2) by nationally recognized overnight delivery service or (3) by hand directly to the other party, at its address hereinabove first mentioned, or such other address as either party may designate by notice given from time to time in accordance with this paragraph. Notice shall be effective upon receipt.

Notices shall be given as follows:

If to Landlord:           Global wells investment LLC 3201 Capital Bl, Rockwall TX 75032.

with a copy to:

If to Tenant:

Lollicup U.S.A Inc 6185 kimball ave Chino ca 91708

with a copy to:

32.      Damage or Destruction of the Demised Premises.

(a)            If the Demised Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this Lease shall continue in full force and effect except as hereinafter set forth.

(b)            If the Demised Premises are partially damaged or rendered partially unusable by fire or other casualty then the Landlord may elect either (i) terminate this lease on written notice to Tenant or (ii) cause the damages to be repaired with all reasonable expedition, subject to delays due to adjustment of insurance claims, issuance of permits, labor or material shortages, labor troubles and any causes beyond Landlord’s reasonable control. If Landlord’s insurance proceeds shall not be released in full by any mortgage lender, or the insurance proceeds are not sufficient for such restoration, Landlord shall have the right to terminate this Lease

(c)            If the Demised Premises are substantially damaged or rendered wholly unusable or (whether or not the Demised Premises are damaged in whole or in part) if one-third (1/3) of the Demised Premises shall be damaged, or if any damage or destruction of the Demised Premises occurs within the last four (4) months of the Term, then, in any of such events, Landlord may elect to terminate this Lease by written notice to Tenant specifying a date for the expiration of this Lease, which date shall not be more than thirty (30) days after the giving of such notice, and upon the date specified in such notice the Term shall expire as fully and completely as if such date were the date set forth above for the expiration of this Lease, and Tenant shall forthwith quit, surrender and vacate the Demised Premises, without prejudice, however, to Landlord’s rights and remedies against Tenant under provisions of this Lease in effect prior to such termination and any rent owing shall be paid up to such date, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Landlord shall serve a termination notice as provided for herein, Landlord shall make the repairs and restorations with all reasonable expedition subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Landlord’s control, and this Lease shall continue in full force and effect.

(d)            Tenant acknowledges that Landlord will not carry insurance on Tenant’s furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances installed by or owned by Tenant and agrees that Landlord will not be obligated to repair any damage thereto or replace the same. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or destruction or the repair thereof.

(e)            It is understood and agreed that the provisions of this paragraph are subject to the rights of mortgagees of Landlord’s interest in the Demised Premises.

(f)             It is understood that there shall be no abatement of rent for any period of time during which the Demised Premises shall be in a damaged condition, whether or not the Demised Premises shall be partially or wholly unusable.

33.      Bankruptcy. If any proceedings in bankruptcy, insolvency or reorganization shall be instituted against Tenant pursuant to any federal or state law now or hereafter enacted, or any receiver or trustee shall be appointed of all or any portion of Tenant’s business or property, or all or any portion of Tenant’s business on property, or any execution or attachment shall issue against Tenant or any of Tenant’s business or property or against the leasehold estate created hereby, and any of such proceedings, process or appointment be not discharged and dismissed within fifteen (15) days from the date of such filing, appointment or issuance; or (b) Tenant shall be adjudged a bankrupt or insolvent, or Tenant shall make an assignment for the benefit of creditors, or Tenant shall make an assignment for the benefit of creditors, or Tenant shall make a voluntary petition in bankruptcy or petition for (or enter into) an arrangement or for reorganization, composition or any other arrangement with Tenant’s creditors under any federal or state law now or hereafter enacted, or this Lease or the estate of Tenant herein shall pass to or devolve upon, by operation of law or otherwise, anyone other than Tenant (except as herein provided), the occurrence of any one of such contingencies shall be deemed to constitute and shall be construed as a repudiation by Tenant of Tenant’s obligations hereunder and shall cause this Lease ipso facto to be cancelled and terminated, without thereby releasing Tenant; and upon such termination Landlord shall have the immediate right to reenter the Demised Premises and to remove all persons and property therefrom and this Lease shall not be treated as an asset of Tenant’s estate and neither Tenant nor anyone claiming by, through or under Tenant by virtue of any law or any order of any Court shall be entitled to the possession of the Premises or to remain in the possession thereof. Upon the termination of this Lease, as aforesaid, Landlord shall have the right to retain as partial damages, and not as a penalty, any prepaid rents deposited by Tenant hereunder, and Landlord shall also be entitled to exercise such rights and remedies to recover from Tenant as damages such amounts as are specified in the Lease or allowed by Law. Nothing in this provision is intended to act as a waiver by Tenant of its rights under the Federal Bankruptcy Code or state insolvency laws.

34.      Waiver of Jury Trial/Action to Evict, Waiver of Counterclaim: Tenant hereby waives trial by jury of any or all issues arising in any action out of or in any way connected with this Lease, or any of its provisions, the Tenant's use or occupancy of the Leased premises, and/or any claim of injury or damage.

In the event that Landlord commences any dispossess proceedings, summary or otherwise, Tenant will not interpose any non-mandatory counterclaim of whatsoever nature or description in any such proceeding, and, in the event any such proceeding shall be brought in the Special Civil Part, Law Division, State of New Jersey, Tenant hereby waives its right to remove or transfer any such proceedings to any other court of the State of New Jersey.

No acceptance of any payment shall act as a waiver of any default, and shall not prevent Landlord from proceeding with any available remedy. If a summary dispossess, action to obtain a warrant of removal, or other legal action has been commenced, Landlord's acceptance of a payment shall not act to diminish or affect the Landlord's right to proceed with such action, and acceptance of any such payment shall not deprive the court of jurisdiction in the summary dispossess or other proceeding, and shall not affect the Landlord's right to proceed with a warrant of removal; provided however that Tenant shall receive credit for such payments against the amounts due.

35.      OFAC Compliance

Tenant represents and warrants that is not listed, nor is it owned or controlled by, or acting for or on behalf of any person or entity, on the list of Specialty Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control of the United States Department of the Treasury, or any other list of persons or entities with whom Landlord is restricted from doing business with (“OFAC List”). Notwithstanding anything to the contrary herein contained, Tenant shall not permit the Premises or any portion thereof to be used, occupied or operated by or for the benefit of any person or entity that is on the OFAC List. Tenant shall provide documentary and other evidence of Tenant’s identity and ownership as may be reasonably requested by Landlord at any time to enable Landlord to verify Tenant’s identity or to comply with any legal requirement.

36.      Financial Statements. From time to time during the Term, but in no event more than annually, Tenant shall deliver to Landlord financial statements of Tenant, including a balance sheet, profit and loss statement and statement of cash flow in form and substance reasonably acceptable to Landlord, within ten (10) days following Landlord’s written request therefor.

37.      Access/Inspection by Landlord: Landlord and the authorized representatives of Landlord shall have the right to enter the Premises during normal business hours with prior notice for the purpose of exhibiting or inspection of same and after the expiration of any applicable grace period, of making any necessary repairs to the Premises, and performing any work therein or therein that may be necessary to comply with any laws, ordinances, rules, regulations, or requirements of any governmental authority, or that may be necessary to prevent waste or deterioration in connection with the Premises, which Tenant is obligated, but has failed, to make, perform, or prevent, as the case may be. Landlord will use commercially reasonable efforts to minimize any interference with Tenant’s operations or use in connection with any such entry or repairs. Nothing in this Lease shall imply any duty upon the part of the Landlord to do any such work or to make any alterations, repairs (including, but not limited to, repairs and other restoration work made necessary due to any fire or other casualty and irrespective of the sufficiency or availability of any fire or other insurance proceeds which may be payable in respect thereof), additions or improvements to the Premises, of any kind whatsoever, except as otherwise expressly provided herein. The performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same. Landlord shall not, in any event, be liable for inconvenience, annoyance, disturbance, loss of business to Tenant by reason of making repairs or the performance of any work on the Premises or on account of bringing materials, supplies, and equipment into or through the Premises during the course thereof, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever. Landlord shall use every effort to minimize any such inconvenience, annoyance or disturbance in the performance of such work. All work performed by Landlord pursuant to this Article shall be paid for by Tenant, as additional rent, promptly upon receipt of a bill therefor.

In the event the Tenant vacates or stops actively and continuously occupying the Premises (a) during the last thirty days of the Term or (b) at any time (other than in connection with a casualty loss) removing substantially all of its equipment, furniture and fixtures, then in either such event, Landlord may enter the Premises to inspect same, secure same, or to perform repairs or fit up work, and in no such event shall such action(s) release the Tenant of any of its obligations hereunder and shall not allow or effect any abatement or reduction of the Rent.

38.      Compliance With Terms Of Mortgage

38.01 Tenant agrees that it will abide by the provisions of any mortgage or mortgages heretofore or hereafter placed upon the Property by Landlord provided that same do not materially increase the obligations undertaken by Tenant pursuant to this Lease.

38.02 This Lease shall be subject to the approval of Landlord's mortgage holder.

38.03 If Landlord shall notify Tenant that the Demised Premises or the Property are encumbered by a Mortgage and in such notice set forth the name and address of the Mortgagee thereof; then, notwithstanding anything to the contrary, no notice intended for Landlord shall be deemed properly given unless a copy thereof is simultaneously sent to such Mortgagee by certified or registered mail, return receipt requested. If any Mortgagee shall perform any obligation that Landlord is required to perform under this Lease, such performance by Mortgagee, insofar as Tenant is concerned, shall be deemed performance on behalf of Landlord and shall be accepted by Tenant as if performed by Landlord.

38.04 In addition, if Tenant is given the right, pursuant to this Lease, to terminate this Lease as a result of a default of Landlord, no such termination shall be effective unless and until Tenant has sent a notice [in addition to any notice sent pursuant to subsection 38.03] of its intention to so terminate this Lease to such Mortgagee and the Mortgagee has failed to cure such default within thirty (30) days after the later of (i) receipt of such notice and (ii) the expiration of Landlord's cure period; provided that if the default shall be of such nature that it cannot be cured on a commercially reasonable basis within said period of thirty (30) days the Mortgagee cure period shall be such longer period of time as is needed by the Mortgagee to cure using commercially reasonable diligence.

39.      Landlord’s Easement/License Rights: Landlord reserves to itself and shall have the right to grant easements or licenses to itself or third parties in the ceiling spaces, raceways, on or over the roof, building exterior, and or the Property so long as doing so does not materially interfere with the Tenant’s use of the Premises or access thereto (each a “Landlord Easement”) An exercise of this right by Landlord shall not affect or diminish the rent or additional rent payable by Tenant hereunder. Tenant shall be subject to and shall not cause or permit Tenant or a Tenant party to violate the terms of any Landlord Easement or the rights of any beneficiary of same.

40.      Landlord’s Rules and Regulations. Landlord shall have the right to adopt, amend and enforce reasonable Rules and Regulations (the “Rules and Regulations”) with respect to the Building and the Property. Tenant agrees that it will abide by, and to cause its employees, suppliers, shippers, customers, tenants, contractors and invitees to abide by all reasonable rules and regulations which Landlord may make from time to time. Landlord shall not be responsible to Tenant for the noncompliance within said Rules and Regulations by other tenants of the Property. The current Rules and Regulations are attached hereto as Exhibit C.

41.      Transfers by Landlord. In the event of the sale or other transfer of Landlord's right, title and interest in the Leased Premises or a portion of the Property on which the Premises is located (except in the case of a sale-leaseback financing transaction in which Landlord is the tenant), Landlord shall transfer and assign to such purchaser or transferee all amounts of pre-paid Base Rent and Additional Rent, and Landlord thereupon and without further act by either party hereto shall be released from all liability and obligations hereunder derived from this Lease arising out of any act, occurrence or omission relating to the Leased Premises or this Lease occurring after the consummation of such sale or transfer (provided however that the release of an obligation for Security or pre-paid rent shall be released only to the extent such sums were transferred to the transferee). Tenant shall have no right to terminate this Lease or to abate Rent nor to deduct from, nor set-off, nor counterclaim against Rent because of any sale or transfer (including, without limitation, any sale-leaseback) by Landlord or its successors or assigns. Upon any sale or other transfer as above provided (other than a sale-leaseback), or upon any assignment of Landlord's interest herein, it shall be deemed and construed conclusively, without further agreement between the parties, that the purchaser or other transferee or assignee has assumed and agreed to perform the obligations of Landlord thereafter accruing.

42.      Waiver of Consumer Rights and other Rights. EACH PARTY HEREBY REPRESENTS AND WARRANTS TO OTHER THAT (A) IT IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION, AND (B) IS REPRESENTED BY LEGAL COUNSEL. TENANT HEREBY REPRESENTS AND WARRANTS TO LANDLORD THAT IT IS SEEKING TO LEASE THE PROPERTY FOR COMMERCIAL PURPOSES, AND (C) TENANT IS A SOPHISTICATED BUSINESS PERSON/ENTITY AND HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THIS TRANSACTION. TENANT HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS, REMEDIES AND BENEFITS UNDER ANY LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS, WHETHER FEDERAL, STATE OR LOCAL (INCLUDING BUT NOT LIMITED TO THE NEW JERSEY CONSUMER FRAUD ACT). AFTER CONSULTATION WITH AN ATTORNEY OF TENANT’S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER. TENANT COVENANTS NOT TO SUE LANDLORD UNDER ANY SUCH CONSUMER PROTECTION LAW.

43.      This Agreement shall be effective and its terms binding upon execution by all parties hereto and the terms shall be binding upon the parties regardless of the commencement date for the Term. Notwithstanding the foregoing, the Lease may be terminated by the Landlord at any time prior to delivery by Tenant to Landlord in good funds of both (i) the Security Deposit; and (ii) the Base Rent for the first month after any period of abatement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Lease the day and year first above written.

WITNESS OR ATTEST	LANDLORD

	By:	/s/ Alan Yu
Name:

TENANT

	By:	/s/ Marvin Cheng
Name:
Title: